FOR IMMEDIATE RELEASE

David Kaplan

Verticalnet, Inc.

Ph: 610-695-2310, davidkaplan@verticalnet.com

Verticalnet Announces Conversion of Convertible Note

Malvern, PA, November 15, 2004 – Verticalnet, Inc. (Nasdaq: VERT), a leading provider of supply management solutions, today announced that it has converted a $5.9 million note obligation, issued in conjunction with Verticalnet’s acquisition of B2eMarkets, into Verticalnet common stock.

Per the terms of the note, which was issued to the former holders of B2eMarkets Inc.’s preferred stock, the note was convertible into Verticalnet common stock subject to approval by Verticalnet’s shareholders. At Verticalnet’s annual shareholders’ meeting, held today, Verticalnet shareholders voted to approve the conversion feature of the note and Verticalnet subsequently exercised its option to convert the note.

The conversion includes the principal amount of the note, which carries a face value of $5.9 million, and $0.2 million in accrued interest. Under the terms of the note, Verticalnet will issue 3,029,162 shares of common stock in the conversion. The note had a carrying value, including accrued interest, of $4.1 million on Verticalnet’s September 30, 2004 balance sheet. Giving effect to the conversion, Verticalnet’s pro forma September 30, 2004 long-term debt, excluding the current portion, was $50,000 and shareholders’ equity was $28.5 million.

“As a result of the note conversion announced today, we have virtually eliminated long-term debt from our balance sheet,” said Gene S. Godick, Verticalnet EVP and CFO. “Maintaining a healthy balance sheet has been a consistent goal for us over the past two years, and we will continue to take advantage of opportunities to improve our financial position.”

The shares of common stock issued as a result of the conversion have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors absent registration or an applicable exemption from the registration requirements. Verticalnet has agreed to file a registration statement covering the resale of the securities issued in this transaction.

About Verticalnet

Verticalnet is a leading provider of supply management solutions that enable companies to identify and realize sustained value across the supply management lifecycle. Going beyond traditional spend management and sourcing approaches, Verticalnet’s solutions provide the visibility, insight and process control required to maximize the sustained value realization from supply management. Large enough to help customers attain supply management success worldwide, yet nimble enough to provide individual attention and remain focused on customer priorities, Verticalnet has helped numerous Global 2000 companies take their supply management efforts to the next level through an optimal blend of software, comprehensive services, and deep category knowledge and domain expertise. To learn more, please visit us at www.verticalnet.com.

Cautionary Statement Regarding Forward-Looking Information

This announcement contains forward-looking information that involves risks and uncertainties. Such information includes statements about Verticalnet’s intent to take advantage of opportunities to improve its financial position, as well as statements that are preceded by, followed by or include the words “believes,” “plans,” “intends,” “expects,” “anticipates,” “scheduled,” or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to, the continued availability and terms of equity and debt financing to fund our business, our reliance on the development of our enterprise software and services business, competition in our target markets, our ability to maintain our listing on the Nasdaq Stock Market, economic conditions in general and in our specific target markets, our ability to use and protect our intellectual property, and our ability to attract and retain qualified personnel, as well as those factors set forth in Verticalnet’s Annual Report on Form 10-K for the year ended December 31, 2003 and Verticalnet’s Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, which have been filed with the SEC. Verticalnet is making these statements as of November 15, 2004 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

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Verticalnet is a registered trademark or a trademark in the United States and other countries of Vert Tech LLC.